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                                                                    Exhibit 21.1


Subsidiaries of Nexstar Broadcasting Group, Inc. following completion of the reorganization and the Quorum acquisition:

1.   Nexstar Finance Holdings, L.L.C.

2.   Nexstar Finance Holdings, Inc.

3.   Nexstar Finance, L.L.C.

4.   Nexstar Finance, Inc.

5.   Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C.

6.   Nexstar Broadcasting of Joplin, L.L.C.

7.   Nexstar Broadcasting of Erie, L.L.C.

8.   Nexstar Broadcasting of Beaumont/Port Arthur, L.L.C.

9.   Nexstar Broadcasting of Wichita Falls, L.L.C.

10.  Nexstar Broadcasting of Rochester, L.L.C.

11.  Nexstar Broadcasting of Abilene, L.L.C.

12.  Entertainment Realty, L.L.C.

13.  Nexstar Management, L.L.C.

14.  Nexstar Broadcasting of Champaign, L.L.C.

15.  Nexstar Broadcasting of Peoria, L.L.C.

16.  Nexstar Broadcasting of Midland-Odessa, L.L.C.

17.  Nexstar Broadcasting of Louisiana, L.L.C.

18.  Nexstar Broadcasting of Arkansas, L.L.C.

19.  Nexstar of Alabama, L.L.C.

20.  Nexstar Broadcasting of Missouri, L.L.C.

21.  Nexstar Broadcasting of Indiana, L.L.C.

22.  Nexstar Broadcasting of Rockville, L.L.C.

23.  Nexstar Broadcasting of West Monroe, L.L.C.

24.  Nexstar Broadcasting of Texas, L.L.C.

25.  Nexstar Broadcasting of Utica, L.L.C.

26.  Nexstar Broadcasting of Montana, L.L.C.

27.  Nexstar Broadcasting of Maryland, L.L.C.

28.  Nexstar Broadcasting of Fort Wayne, L.L.C.

29.  Nexstar Broadcasting of Amarillo, L.L.C.